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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
Beckman Instruments, Inc.:


We consent to the inclusion of our report dated December 12, 1997, with respect to the consolidated statements of operations, stockholders' equity, and cash flows for seven months ended October 31, 1997 of Coulter Corporation and subsidiaries (the Company), which report appears in the Form 8-K of Beckman Instruments, Inc. dated February 18, 1998.

Our report dated December 12, 1997, contains an explanatory paragraph that states that the stockholders sold all of the issued and outstanding stock of the Company to Beckman Instruments, Inc. This transaction resulted in a gain to the stockholders; however, no adjustments to current assets or liabilities have been reflected in the consolidated financial statements.



/s/  KPMG Peat Marwick LLP

Miami, Florida,
February 16, 1998




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